AMENDMENT


         Amendment made as of May 16, 2001 to that certain Master Custody Agreement dated as of February 16, 1996, as thereafter amended, between each of the investment companies listed on Schedule 1 hereto (each, a "Fund") and The Bank of New York ("Custodian") (such Master Custody Agreement hereinafter referred to as the "Custody Agreement").


                              W I T N E S S E T H :


         WHEREAS, Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), was adopted on June 12, 2000 by the Securities and Exchange Commission;

         WHEREAS, the Fund and Custodian desire to amend the Custody Agreement to conform with the Rule;

         NOW, THEREFORE, the Fund and Custodian hereby agree as follows:

         A. The following new Article is hereby added to the Custody Agreement:

                              Foreign Depositories

1. As used in this Article, the term "Foreign Depository" shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), identified by Custodian to the Fund or its investment adviser(s) ("Adviser") from time to time, and (d) the respective successors and nominees of the foregoing.

2. Notwithstanding any other provision in this Agreement, the Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon any delivery of a Certificate or any giving of Oral Instructions, Instructions, or Written Instructions, as the case may be, that the Fund or its Adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of the Rule.

3. With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets (as defined in the Rule) would exercise: (i) to provide the Fund or Adviser with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund or Adviser of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country's prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

         B. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.


         IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.




                                            EACH INVESTMENT COMPANY LISTED ON
                                            SCHEDULE 1 HERETO




                                            By: /s/ Murray L. Simpson

                                            Title:   Vice President

                                            Tax Identification No:




                                            THE BANK OF NEW YORK




                                            By:   /s/ Ira R. Rosner

                                            Title:    Ira R. Rosner
                                                      Vice President





                                  SCHEDULE 1


INVESTMENT COMPANY                                    SERIES

Franklin Gold & Precious Metals Fund

Franklin Growth and Income Fund

Franklin High Income Trust                            AGE High Income Fund

Franklin Custodian Funds, Inc.                        Growth Series
                                                      Utilities Series
                                                      DynaTech Series
                                                      Income Series

Franklin Investors Securities Trust                   Franklin Global Government Income Fund
                                                      Franklin Convertible Securities Fund
                                                      Franklin Equity Income Fund
                                                      Franklin Total Return Fund

Franklin Value Investors Trust                        Franklin Balance Sheet Investment
                                                      Franklin MicroCap Value Fund
                                                      Franklin Value Fund
                                                      Franklin Large Cap Value Fund

Franklin Strategic Mortgage Portfolio

Franklin Managed Trust                                Franklin Rising Dividends Fund

Franklin Strategic Series                             Franklin Strategic Income Fund
                                                      Franklin Global Communications Fund
                                                      Franklin Small Cap Growth Fund I
                                                      Franklin Global Health Care Fund
                                                      Franklin Natural Resources Fund
                                                      Franklin Blue Chip Fund
                                                      Franklin Biotechnology Discovery Fund
                                                      Franklin U.S. Long-Short Fund
                                                      Franklin Aggressive Growth Securities Fund
                                                      Franklin Large Cap Growth Fund
                                                      Franklin Small Cap Growth Fund II
                                                      Franklin Technology Fund

Franklin Templeton International Trust                Templeton Pacific Growth Fund

Franklin Real Estate Securities Trust Fund            Franklin Real Estate  Securities

Franklin Templeton Variable Insurance
 Products Trust                                       Franklin Money Market Fund
                                                      Franklin Growth and Income Fund
                                                      Franklin Natural Resources Securities Fund
                                                      Franklin Real Estate Fund
                                                      Franklin Global Communications Securities Fund
                                                      Franklin High Income Fund
                                                      Templeton Global Income Securities Fund
                                                      Franklin Income Securities Fund
                                                      Franklin U.S. Government Securities Fund
                                                      Franklin Zero Coupon Fund - 2005
                                                      Franklin Zero Coupon Fund - 2010
                                                      Franklin Rising Dividends Securities Fund
                                                      Templeton Pacific Growth Fund
                                                      Templeton International Equity Fund
                                                      Franklin Small Cap Fund
                                                      Franklin Large Cap Growth Securities Fund
                                                      Mutual Discovery Securities Fund
                                                      Mutual Shares Securities Fund
                                                      Franklin Global Health Care Securities Fund
                                                      Franklin Value Securities Fund
                                                      Franklin Aggressive Growth Securities Fund
                                                      Franklin S&P 500 Index Fund
                                                      Franklin Strategic Income Securities Fund
                                                      Franklin Technology Securities Fund

Franklin Universal Trust

Franklin Multi-Income Trust

Franklin Floating Rate Trust

Franklin Templeton Fund Allocator Series              Franklin Templeton Conservative Target Fund
                                                      Franklin Templeton Moderate Target Fund
                                                      Franklin Templeton Growth Target Fund

Franklin Floating Rate Master Trust                   Franklin Floating Rate Master Series

                                                               Revised 03-28-01